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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to registration statement No. 333-12521 of Steel Dynamics, Inc. of our report dated October 28, 1996 (November
  , 1996 as to Note 11), appearing in the prospectus, which is a part of such registration statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such prospectus.



Indianapolis, Indiana


October 28, 1996



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     The consolidated financial statements included elsewhere in this registration statement of Steel Dynamics, Inc. reflect a 28.06 for one stock split which is to be effected prior to the effective date of the registration statement. The above consent is in the form which will be furnished by Deloitte & Touche LLP upon consummation of this event, which is described in Note 11 to the consolidated financial statements, and that from October 28, 1996 to the date of such event, no other events have occurred which would affect the accompanying consolidated financial statements and notes thereto.



DELOITTE & TOUCHE LLP


Indianapolis, Indiana


October 28, 1996